UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2006
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

11911 FM 529
Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The Compensation Committee of the Board of Directors (the “Committee”) of Oceaneering International, Inc. (the “Company”) has considered the transition of executive management and corporate leadership and the current status of anticipated additional guidance from the Internal Revenue Service on Section 409A of the Internal Revenue Code regarding “nonqualified deferred compensation” arrangements. In order to facilitate the transition and permit additional time for the Company to consider such anticipated guidance and timely modifications to provisions of the Service Agreement entered into with Mr. John Huff, dated August 15, 2001 and as modified thereafter by agreement dated May 11, 2006 (collectively, the “Service Agreement”), the Committee approved a second modification to the Service Agreement, reflecting that Mr. Huff’s employment with the Company will continue through December 31, 2006, and this extension will not affect the benefits that will otherwise become due under the Service Agreement.
          The modification to the Service Agreement described above is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the applicable agreement

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
          The following exhibit is filed or furnished herewith:
10.1	Second Modification of Service Agreement entered into with Mr. John Huff, dated August 25, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/S/ George R. Haubenreich, Jr.

George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary
Date: August 25, 2006

EXHIBIT INDEX

No.	Description

10.1	Second Modification of Service Agreement entered into with Mr. John Huff, dated August 25, 2006.

5